EXECUTION VERSION

GUARANTEE AGREEMENT
made by
6922767 HOLDING SARL,
CHC HELICOPTER HOLDING S.À R.L.
and
CHC HELICOPTER S.A.
in favor of
MORGAN STANLEY SENIOR FUNDING, INC.
as Administrative Agent
Dated as of June 12, 2015

SECTION 1 Defined Terms		2
1.1	Definitions	2
1.2	Other Definitional Provisions	5

SECTION 2 Guarantee		5
2.1	Guarantee.	5
2.2	Right of Contribution	7
2.3	No Subrogation	7
2.4	Amendments, etc. with Respect to the Obligations	8
2.5	Guarantee Absolute and Unconditional	8
2.6	Reinstatement	10
2.7	Payments	10

SECTION 3 [Reserved]		10

SECTION 4 Representations and Warranties		10
4.1	Representations and Warranties of Each Affiliate Guarantor	10

SECTION 5 Covenants		11
5.1	Covenants of Each Affiliate Guarantor	11

SECTION 6 [Reserved]		11

SECTION 7 [Reserved]		11

SECTION 8 [Reserved]		11

SECTION 9 Miscellaneous		11
9.1	Amendments in Writing	11
9.2	Notices	11
9.3	No Waiver by Course of Conduct; Cumulative Remedies	12
9.4	Enforcement Expenses; Indemnification	12
9.5	Successors and Assigns	12
9.6	Set-Off	12
9.7	Counterparts	13
9.8	Severability	13
9.9	Section Headings	13
9.10	Integration	13
9.11	GOVERNING LAW	13
9.12	Submission to Jurisdiction; Waivers	14
9.13	Acknowledgments	14
9.14	WAIVER OF JURY TRIAL	15
9.15	[Reserved]	15

i

9.16	Releases	15
9.17	Judgment	16
SCHEDULES
Schedule 1    --    Notice Addresses of Affiliate Guarantors

ii

GUARANTEE AGREEMENT
GUARANTEE AGREEMENT, dated as of June 12, 2015, made by 6922767 HOLDING SARL, a private limited liability company (“société à responsabilité limitée”) incorporated and existing under the laws of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B136.792, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and a share capital of EUR 1,228,377,778 (as further defined in the Credit Agreement, the “Parent Guarantor”), CHC HELICOPTER HOLDING S.À R.L., a private limited liability company (“société à responsabilité limitée”) incorporated and existing under the laws of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B155.574, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and a share capital of EUR 12,511 (as further defined in the Credit Agreement, “Holdco”) and CHC HELICOPTER S.A., a public limited liability company (“société anonyme”) incorporated and existing under the laws of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B139.673, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg (as further defined in the Credit Agreement, the “Company” and together with the Parent Guarantor and Holdco, collectively the “Affiliate Guarantors”) in favor of MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”) for the banks and other financial institutions (collectively, the “Lenders”; individually, a “Lender”) from time to time parties to the Credit Agreement described below.
W I T N E S S E T H:
WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Credit Agreement”), among the Parent Guarantor, CHC Cayman ABL Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, CHC Cayman ABL Borrower Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (as further defined in the Credit Agreement, the “Parent Borrower”), certain Subsidiaries of the Parent Borrower from time to time party thereto as Subsidiary Borrowers (as defined therein), the Administrative Agent, BNP Paribas S.A., as collateral agent (as further defined in the Credit Agreement, the “Collateral Agent”), and the other parties from time to time party thereto, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, the Borrowers are members of an affiliated group of companies that includes the Affiliate Guarantors, CHC Cayman ABL Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, the Parent Borrower, the Parent Borrower’s Subsidiaries that are party hereto and any other Subsidiary of the Parent Borrower that becomes a party hereto from time to time after the date hereof;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the Affiliate Guarantors in connection with the operation of their respective businesses;
WHEREAS, the Borrowers and the Affiliate Guarantors are engaged in related businesses, and each such Affiliate Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Affiliate Guarantors shall execute and deliver this Agreement to the Administrative Agent for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Affiliate Guarantor hereby agrees with the Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties (as defined herein), as follows:
Section 1
Defined Terms
1.1    Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
(b)    The following terms shall have the following meanings:
“Adjusted Net Worth”: of any Affiliate Guarantor at any time, the greater of (x) $0 and (y) the amount by which the fair saleable value of such Affiliate Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Agreement or any other Loan Document).
“Administrative Agent”: as defined in the preamble hereto.
“Affiliate Guarantor Obligations”: with respect to any Affiliate Guarantor, the collective reference to (i) the Borrower Obligations guaranteed by such Affiliate Guarantor pursuant to Section 2 and (ii) all obligations and liabilities of such Affiliate Guarantor that may arise under or in connection with this Agreement or any other Loan Document to which such Affiliate Guarantor is a party, any Hedging Agreement entered into with any Hedging Affiliate, any Bank Products Agreement entered into with any Bank Products Affiliate, any Affiliate Guarantee Obligation of the Parent Guarantor or any of its Subsidiaries as to which any Secured Party is a beneficiary, or any other document made, delivered or given in connection therewith, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and disbursements of counsel to the Administrative Agent or to any other Secured Party that are required to be paid by such Affiliate Guarantor pursuant to the terms of this Agreement or any other Loan Document and interest and fees accruing after (or that would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Affiliate Guarantor, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding). With respect to any Affiliate Guarantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof), all or a portion of the guarantee of such Affiliate Guarantor of, or the grant by such Affiliate Guarantor of a security interest for, the obligation (together with the Excluded Borrower Obligation, the “Excluded Affiliate Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (or the analogous term or section in any amended or successor statute) is or becomes illegal, the Affiliate Guarantor Obligations of such Affiliate Guarantor shall not include any such Excluded Affiliate Obligation.
“Agreement”: this Guarantee Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.
“Applicable Law”: as defined in Subsection 9.8.
“Bank Products Affiliate”: any Person who (a) has entered into a Bank Products Agreement with a Loan Party with the obligations of such Loan Party thereunder being secured by one or more Loan Documents, (b) was an Agent, a Lender or an Affiliate of an Agent or Lender on the date hereof or at the time of entry into such Bank Products Agreement, or was an Agent or Lender at the time of the designation referred to in the following clause (c), and (c) has been designated by the Parent Borrower in accordance with Subsection 8.4 of the Guarantee and Collateral Agreement.
“Bank Products Agreement”: any agreement pursuant to which a bank or other financial institution agrees to provide (a) treasury services, (b) credit card, merchant card, purchasing card or stored value card services (including processing and other administrative services with respect thereto), (c) cash management services (including controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking products or services as may be requested by any Loan Party (other than letters of credit and other than loans except indebtedness arising from services described in clauses (a) through (c) of this definition).
“Borrower Obligations”: with respect to any Borrower, the collective reference to all obligations and liabilities of such Borrower in respect of the unpaid principal of and interest on (including interest and fees accruing after the maturity of the Loans and interest and fees accruing after (or that would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding) the Loans and all other obligations and liabilities of such Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, this Agreement, the other Loan Documents or any Hedging Agreement entered into with any Hedging Affiliate, any Bank Products Agreement entered into with any Bank Products Affiliate, any Affiliate Guarantee Obligation of the Parent Guarantor or any of its Subsidiaries as to which any Secured Party is a beneficiary or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any such Bank Products Agreement or a termination of any transaction entered into pursuant to any such Hedging Agreement, fees, indemnities, costs, expenses or otherwise (including all reasonable fees, expenses and disbursements of counsel to the Administrative Agent or any other Secured Party that are required to be paid by such Borrower pursuant to the terms of the Credit Agreement or any other Loan Document). With respect to any Affiliate Guarantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof), all or a portion of the guarantee of such Affiliate Guarantor of, or the grant by such Affiliate Guarantor of a security interest for, the obligation (the “Excluded Borrower Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (or the analogous term or section in any amended or successor statute) is or becomes illegal, the Borrower Obligations guaranteed by such Affiliate Guarantor shall not include any such Excluded Borrower Obligation.
“CFTC”: the Commodity Futures Trading Commission or any successor to the Commodity Futures Trading Commission.
“Collateral Agent”: as defined in the recitals hereto.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as in effect from time to time, or any successor statute.
“Company”: as defined in the preamble hereto.
“Credit Agreement”: as defined in the recitals hereto.
“demand”: as defined in Subsection 2.5.
“Federal District Court”: as defined in Subsection 9.12.
“first priority”: as defined in the Credit Agreement.
“Hedging Affiliate: any Person who (a) has entered into a Hedging Agreement with any Loan Party with the obligations of such Loan Party thereunder being secured by one or more Loan Documents, (b) was an Agent, a Lender or an Affiliate of an Agent or Lender on the date hereof or at the time of entry into such Hedging Agreement, or was an Agent or Lender at the time of the designation referred to in the following clause (c), and (c) has been designated by the Parent Borrower in accordance with Subsection 8.4 of the Guarantee and Collateral Agreement.
“Holdco”: as defined in the preamble hereto.
“indemnified liabilities”: as defined in Subsection 9.17.

“judgment currency”: as defined in Subsection 9.4.
“Lender”: as defined in the preamble hereto.
“Luxembourg Guarantor”: any Affiliate Guarantor which is incorporated and established in Luxembourg.
“New York Courts”: as defined in Subsection 9.12.
“New York Supreme Court”: as defined in Subsection 9.12.
“Non-Lender Secured Parties”: the collective reference to all Bank Products Affiliates and Hedging Affiliates and their respective successors, assigns and transferees.
“Obligations”: (i) in the case of each Borrower, its Borrower Obligations and (ii) in the case of each Affiliate Guarantor, its Affiliate Guarantor Obligations.
“original currency”: as defined in Subsection 9.17.
“Parent Borrower”: as defined in the recitals hereto.
“Parent Guarantor”: as defined in the preamble hereto.
“Secured Parties”: the collective reference to (i) the Administrative Agent, the Collateral Agent and each Other Representative, (ii) the Lenders, (iii) the Non-Lender Secured Parties and (iv) the respective successors and assigns and the permitted transferees and endorsees of each of the foregoing.
1.2    Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
SECTION 2

Guarantee
2.1    Guarantee. (a) Each of the Affiliate Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by each Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of such Borrower owed to the Secured Parties.

(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Affiliate Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Affiliate Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors; provided that, to the maximum extent permitted under applicable law, it is the intent of the parties hereto that the rights of contribution of each Affiliate Guarantor provided in Subsection 2.2 be included as an asset of the respective Affiliate Guarantor in determining the maximum liability of such Affiliate Guarantor hereunder.
(c)    Each Affiliate Guarantor agrees that the Borrower Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such Affiliate Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.
(d)    The guarantee contained in this Section 2 shall remain in full force and effect until the earliest to occur of (i) the first date on which all the Loans, all other Borrower Obligations then due and owing, and the obligations of each Affiliate Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full in cash and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement any of the Borrowers may be free from any Borrower Obligations, (ii) as to any Affiliate Guarantor, the sale or other disposition of all of the Capital Stock of such Affiliate Guarantor (to a Person other than an Affiliate Guarantor), or any other transaction or occurrence as a result of which either of Holdco or the Company ceases to be a Restricted Subsidiary of the Parent Guarantor, in each case that is permitted under the Credit Agreement and (iii) as to any Affiliate Guarantor, such Affiliate Guarantor becoming an Excluded Subsidiary.
(e)    No payment made by any Borrower, any of the Affiliate Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from any of the Borrowers, any of the Affiliate Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Affiliate Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Affiliate Guarantor in respect of the Borrower Obligations or any payment received or collected from such Affiliate Guarantor in respect of any of the Borrower Obligations), remain liable for the Borrower Obligations of each Borrower guaranteed by it hereunder up to the maximum liability of such Affiliate Guarantor hereunder until the earliest to occur of (i) the first date on which all the Loans and all other Borrower Obligations then due and owing, are paid in full in cash, (ii) as to any Affiliate Guarantor, a sale or other disposition of all of the Capital Stock of such Affiliate Guarantor (other than to an Affiliate Guarantor), or any other transaction or occurrence as a result of which either of Holdco or the Company ceases to be a Restricted Subsidiary of the Parent Guarantor, in each case, that is permitted under the Credit Agreement and (iii) as to any Affiliate Guarantor, such Affiliate Guarantor becoming an Excluded Subsidiary.

(f)    Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, any guarantee granted by one of the Luxembourg Guarantors under this Agreement or any other payment obligation under or in connection with the Loan Documents or any other agreement relating to the Affiliate Guarantor Obligations shall be limited at any time to an aggregate amount not exceeding the higher of:
(i)    90% of such Luxembourg Guarantor’s capitaux propres (as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts, as amended (the “2002 Law”)) determined as at the date on which the relevant guarantee is called under this Agreement or any other Loan Document, and
(ii)    90% of such Luxembourg Guarantor’s capitaux propres (as referred to in article 34 of the 2002 Law) determined as at the date of this Agreement.
In addition, the above limitation shall not apply to any amounts borrowed directly by one of the Luxembourg Guarantors or any of its direct or indirect subsidiaries under the Loan Documents.
2.2    Right of Contribution. Each Affiliate Guarantor hereby agrees that to the extent that an Affiliate Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective Adjusted Net Worths of the Affiliate Guarantors on the date the respective payment is made) of any payment made hereunder, such Affiliate Guarantor shall be entitled to seek and receive contribution from and against any other Affiliate Guarantor hereunder that has not paid its proportionate share of such payment. Each Affiliate Guarantor’s right of contribution shall be subject to the terms and conditions of Subsection 2.3. The provisions of this Subsection 2.2 shall in no respect limit the obligations and liabilities of any Affiliate Guarantor to the Administrative Agent and the other Secured Parties, and each Affiliate Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Affiliate Guarantor hereunder.
2.3    No Subrogation. Notwithstanding any payment made by any Affiliate Guarantor hereunder or any set-off or application of funds of any Affiliate Guarantor by the Administrative Agent or any other Secured Party, no Affiliate Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any Borrower or any other Affiliate Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Affiliate Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Affiliate Guarantor in respect of payments made by such Affiliate Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by any Borrower on account of the Borrower Obligations are paid in full in cash and the Commitments are terminated. If any amount shall be paid to any Affiliate Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in cash or any of the Commitments shall remain in effect, such amount shall be held by such Affiliate Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Affiliate Guarantor, and shall, forthwith upon receipt by such Affiliate Guarantor, be turned over to the Administrative Agent in the exact form received by such Affiliate Guarantor (duly indorsed by such Affiliate Guarantor to the Administrative Agent, if required), to be held as collateral security for all of the Borrower Obligations (whether matured or unmatured) guaranteed by such Affiliate Guarantor and/or then or at any time thereafter may be applied against any Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
2.4    Amendments, etc. with Respect to the Obligations. To the maximum extent permitted by law, each Affiliate Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Affiliate Guarantor and without notice to or further assent by any Affiliate Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent, the Administrative Agent or any other Secured Party may be rescinded by the Collateral Agent, the Administrative Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Collateral Agent, the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or the Administrative Agent (or the Required Lenders or the applicable Lender(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent, the Administrative Agent or any other Secured Party for the payment of any of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.
2.5    Guarantee Absolute and Unconditional. Each Affiliate Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent, the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Borrower Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the Affiliate Guarantors, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Affiliate Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any of the other Affiliate Guarantors with respect to any of the Borrower Obligations. Each Affiliate Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. Each Affiliate Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any claim alleging breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any of the Borrowers against the Collateral Agent, the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Obligations, (d) any change in the structure or existence of any of the Borrowers, (f) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the Collateral Agent, the Administrative Agent or any other Secured Party with respect thereto, including (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives any Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (g) any other circumstance whatsoever (other than payment in full in cash of the Borrower Obligations guaranteed by it hereunder) (with or without notice to or knowledge of any of the Borrowers or such Affiliate Guarantor) or any existence of or reliance on any representation by the Secured Parties that constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Borrowers for the Borrower Obligations, or of such Affiliate Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Affiliate Guarantor, the Collateral Agent, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the Borrowers, any other Affiliate Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations guaranteed by such Affiliate Guarantor hereunder or any right of offset with respect thereto, and any failure by the Collateral Agent, the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Affiliate Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the Borrowers, any other Affiliate Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Affiliate Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent, the Administrative Agent or any other Secured Party against any Affiliate Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6    Reinstatement. The guarantee of any Affiliate Guarantor contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations guaranteed by such Affiliate Guarantor hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent, the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Affiliate Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Affiliate Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.7    Payments. Each Affiliate Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim, in Dollars (or in the case of any amount required to be paid in any other currency pursuant to the requirements of the Credit Agreement or other agreement relating to the respective Obligations, such other currency), at the Administrative Agent’s office specified in Subsection 11.2 of the Credit Agreement or such other address as may be designated in writing by the Administrative Agent to such Affiliate Guarantor from time to time in accordance with Subsection 11.2 of the Credit Agreement.
SECTION 3

[Reserved]
SECTION 4

Representations and Warranties
4.1    Representations and Warranties of Each Affiliate Guarantor. To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Affiliate Guarantor hereby represents and warrants to the Administrative Agent and each other Secured Party that the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Affiliate Guarantor or to the Loan Documents to which such Affiliate Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Administrative Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each applicable reference in each such representation and warranty to the Parent Guarantor’s knowledge shall, for the purposes of this Subsection 4.1, be deemed to be a reference to such Affiliate Guarantor’s knowledge.

SECTION 5

Covenants
5.1    Covenants of Each Affiliate Guarantor. Each Affiliate Guarantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Loans and all other Obligations then due and owing, shall have been paid in full in cash and the Commitments shall have terminated, (ii) as to any Affiliate Guarantor, a sale or other disposition of all the Capital Stock of such Affiliate Guarantor (other than to the Borrowers or another Affiliate Guarantor), or any other transaction or occurrence as a result of which either Holdco or the Company ceases to be a Restricted Subsidiary of the Parent Guarantor, in each case that is permitted under the Credit Agreement or (iii) as to any Affiliate Guarantor, such Affiliate Guarantor becoming an Excluded Subsidiary, such Affiliate Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Affiliate Guarantor or any of its Restricted Subsidiaries.
SECTION 6

[Reserved]
SECTION 7

[Reserved]
SECTION 8

[Reserved]
SECTION 9

Miscellaneous
9.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Affiliate Guarantor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any Affiliate Guarantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.
9.2    Notices. All notices, requests and demands to or upon the Administrative Agent or any Affiliate Guarantor hereunder shall be effected in the manner provided for in Subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Affiliate Guarantor shall be addressed to such Affiliate Guarantor at its notice address set forth on Schedule 1, unless and until such Affiliate Guarantor shall change such address by notice to the

Collateral Agent and the Administrative Agent given in accordance with Subsection 11.2 of the Credit Agreement.
9.3    No Waiver by Course of Conduct; Cumulative Remedies. None of the Administrative Agent or any other Secured Party shall by any act (except by a written instrument pursuant to Subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.4    Enforcement Expenses; Indemnification. (a) Each Affiliate Guarantor jointly and severally agrees to pay or reimburse each Secured Party and the Administrative Agent for all their respective reasonable costs and expenses incurred in collecting against such Affiliate Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Affiliate Guarantor and the other Loan Documents to which such Affiliate Guarantor is a party, including the reasonable fees and disbursements of counsel to the Secured Parties, the Collateral Agent and the Administrative Agent.
(b)    Each Affiliate Guarantor jointly and severally agrees to pay, and to save the Collateral Agent, the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Parent Borrower would be required to do so pursuant to Subsection 11.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence, bad faith or willful misconduct of the Collateral Agent, the Administrative Agent or any other Secured Party as determined by a court of competent jurisdiction in a final and nonappealable decision.
(c)    The agreements in this Subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
9.5    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Affiliate Guarantors, the Administrative Agent and the Secured Parties and their respective successors and assigns permitted by the Credit Agreement.
9.6    Set-Off. Each Affiliate Guarantor hereby irrevocably authorizes each of the Administrative Agent and the Collateral Agent and each other Secured Party at any time and from time to time without notice to such Affiliate Guarantor, any such notice being expressly waived by each Affiliate Guarantor, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under Subsection 9.1(a) of the Credit Agreement so long as any amount remains unpaid after it becomes due and payable by such Affiliate Guarantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent, the Administrative Agent or such other Secured Party to or for the credit or the account of such Affiliate Guarantor, or any part thereof in such amounts as the Collateral Agent, the Administrative Agent or such other Secured Party may elect. The Collateral Agent, the Administrative Agent and each other Secured Party shall notify such Affiliate Guarantor promptly of any such set-off and the application made by the Collateral Agent, the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent, the Administrative Agent and each other Secured Party under this Subsection 9.6 are in addition to other rights and remedies (including other rights of set-off) which the Collateral Agent, the Administrative Agent or such other Secured Party may have.
9.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
9.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
9.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Affiliate Guarantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Affiliate Guarantors, the Administrative Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
9.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND

WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
9.12    Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (ii) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iii) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Subsection 9.12(a) would otherwise require to be asserted in a legal proceeding in a New York Court) in any such action or proceeding;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party at its address referred to in Subsection 9.2 or at such other address of which the Collateral Agent and the Administrative Agent (in the case of any other party hereto) and the Parent Guarantor (in the case of the Collateral Agent and the Administrative Agent) shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to clause (a) above) shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Subsection 9.12 any consequential or punitive damages.
9.13    Acknowledgments. Each Affiliate Guarantor hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    none of the Collateral Agent, the Administrative Agent or any other Secured Party has any fiduciary relationship with or duty to any Affiliate Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Affiliate Guarantors, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Affiliate Guarantors and the Secured Parties.
9.14    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
9.15    [Reserved].
9.16    Releases. (a) At such time as the Loans and the other Obligations (other than any Obligations owing to a Non-Lender Secured Party) then due and owing shall have been paid in full and the Commitments have been terminated and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Affiliate Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of any Affiliate Guarantor following any such termination, the Administrative Agent and/or the Collateral Agent, as applicable, shall execute, acknowledge and deliver to such Affiliate Guarantor such releases, instruments or other documents, and do or cause to be done all other acts, as any Affiliate Guarantor shall reasonably request to evidence such termination.
(b)    In connection with a sale or other disposition of all the Capital Stock of any Affiliate Guarantor (other than to an Affiliate Guarantor) or any other transaction or occurrence as a result of which either Holdco or the Company ceases to be a Restricted Subsidiary of the Parent Guarantor, the Administrative Agent and/or the Collateral Agent, as applicable, shall, upon receipt from the Borrower Representative of a written request for the release of such Affiliate Guarantor from its guarantee hereunder, identifying such Affiliate Guarantor together with a certification by the Borrower Representative stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, at the sole cost and expense of such Affiliate Guarantor, execute, acknowledge and deliver to such Affiliate Guarantor such releases, instruments or other documents, and do or cause to be done all other acts, as the Borrower Representative or such Affiliate Guarantor shall reasonably request to evidence or effect the release of such Affiliate Guarantor from its guarantee hereunder.

(c)    Upon any Affiliate Guarantor becoming an Excluded Subsidiary in accordance with the provisions of the Credit Agreement, the such Affiliate Guarantor’s guarantee hereunder, and all obligations of such Affiliate Guarantor hereunder, shall terminate, all without delivery of any instrument or performance of any act by any party, and the Collateral Agent and the Administrative Agent shall execute, acknowledge and deliver to the Borrower Representative or such Affiliate Guarantor (at the sole cost and expense of the Borrower Representative or such Affiliate Guarantor) all releases, instruments or other documents and do or cause to be done all other acts, as the Borrower Representative or such Affiliate Guarantor shall reasonably request to evidence or effect the release of such Affiliate Guarantor from its guarantee hereunder.
9.17    Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.
(b)    The obligations of any Affiliate Guarantor in respect of this Agreement to the Administrative Agent, for the benefit of each holder of Secured Obligations, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which the sum originally due to such holder is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the judgment currency, the Administrative Agent may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such holder in the original currency, such Affiliate Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent for the benefit of such holder, against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to the Administrative Agent, the Administrative Agent agrees to remit to the Borrower Representative, such excess. This covenant shall survive the termination of this Agreement and payment of the Obligations and all other amounts payable hereunder.
[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.
6922767 HOLDING SARL
By:/s/ Hille-Paul Schut
Name: Hille-Paul Schut
Title: Manager B
CHC HELICOPTER HOLDING S.À R.L.
By:/s/ Hille-Paul Schut
Name: Hille-Paul Schut
Title: Manager B
CHC HELICOPTER S.A.
By:/s/ Hille-Paul Schut
Name: Hille-Paul Schut
Title: Director B

[SIGNATURE PAGE TO GUARANTEE AGREEMENT]

Acknowledged and Agreed to as of the date hereof by:
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent
By: /s/ Reagan C. Philipp
Name: Reagan Philipp
Title: Authorized Signatory

[SIGNATURE PAGE TO GUARANTEE AGREEMENT]

Schedule 1
Notice Addresses of Affiliate Guarantors

6922767 HOLDING SARL
4740 Agar Drive
Richmond
British Columbia
V7B 1A3
Canada
Attn:     Legal Department
Tel:    +1 (604) 232 – 7400
Fax:    +1 (604) 232 - 8359
Email:    Jackie.Law@chc.ca
CHC HELICOPTER HOLDING S.À R.L.
4740 Agar Drive
Richmond
British Columbia
V7B 1A3
Canada
Attn:     Legal Department
Tel:    +1 (604) 232 – 7400
Fax:    +1 (604) 232 - 8359
Email:    Jackie.Law@chc.ca
CHC HELICOPTER S.A.
4740 Agar Drive
Richmond
British Columbia
V7B 1A3
Canada
Attn:     Legal Department
Tel:    +1 (604) 232 – 7400
Fax:    +1 (604) 232 - 8359
Email:    Jackie.Law@chc.ca